Exhibit 10.1

Execution Version

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

among

NEWPARK RESOURCES, INC.,

as Borrower,

THE SUBSIDIARY GUARANTORS,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

and

THE LENDERS PARTY HERETO,

Dated as of February 13, 2014

Second Amendment to Second Amended and Restated Credit Agreement

This Second Amendment to Second Amended and Restated Credit Agreement (this “Second Amendment”) dated as of February 13, 2014, is among Newpark Resources, Inc., a Delaware corporation, (the “Borrower”), each of the undersigned Subsidiary Guarantors, each of the undersigned Lenders party to the Credit Agreement referred to below, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.     The Borrower, the Administrative Agent, the Lenders and the other Agents party thereto are parties to that certain Second Amended and Restated Credit Agreement dated as of November 22, 2011 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit and other financial accommodations available to and on behalf of the Borrower and its Subsidiaries.

B.      The Borrower has requested, and the Administrative Agent and the Majority Lenders have agreed, to amend certain provisions of the Credit Agreement.

C.      Now, therefore, to induce the Administrative Agent and the Majority Lenders to enter into this Second Amendment and in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Defined Terms. Each capitalized term used herein (including, without limitation, in the recitals hereof) but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Second Amendment. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

2.       Amendments to Credit Agreement.

(a)     Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

        “Agreement”: this Second Amended and Restated Credit Agreement, as amended by that the First Amendment dated as of October 10, 2012 and that Second Amendment dated as of February 13, 2014, and as the same may from time to time be further amended, modified, supplemented or restated.

         “Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary, and (d) the net income of any Person or business or attributable to any property or asset sold, transferred, abandoned or otherwise Disposed of or closed by the Borrower or any Subsidiary during such period calculated on a pro forma basis as if such Disposition or closure had occurred on the first date of such period; and provided further that there shall be included the net income of any Person or business or attributable to any property or asset acquired by the Borrower or any Subsidiary during such period, which shall be calculated on pro forma basis as if such acquisition had occurred on the first date of such period.

          “First Amendment”: that certain First Amendment to Second Amended and Restated Credit Agreement dated as of October 10, 2012 among the Borrower, the Lenders signatory thereto and the Administrative Agent.

(b)     Amendment to Section 1.1.     Section 1.1 of the Credit Agreement is hereby further amended by adding the definition set forth below in the appropriate alphabetical order:

          “Second Amendment”: that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of February 13, 2014 among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders signatory thereto.

          “Second Amendment Effective Date”: that certain date on which the conditions of Section 3 of the Second Amendment have been satisfied (or waived in accordance with Section 10.1).

(c)     Amendment to Section 7.5(e). Section 7.5(e) is hereby amended and restated in its entirety to read as follows:

  “(e)     the Disposition of other property (including, but not limited to, the Capital Stock issued by any Subsidiary) having a book value in the aggregate not to exceed 5% of Consolidated Tangible Net Assets per fiscal year (exclusive of the Disposition of the assets of, or Capital Stock issued by, any of Newpark Environmental Services LLC (“NES”), Newpark Environmental Services Management Company, L.L.C. (“NES Management”) or Newpark Environmental Services Mississippi, L.P. (“NES Mississippi”) (or any Subsidiary that is their respective successor in interest or assignee) and 15% of Consolidated Tangible Net Assets during the term of this Agreement beginning with the Second Amendment Effective Date and ending on the Termination Date; and”

(d)     Amendment to Section 7.6. Section 7.6 is hereby amended by replacing the figure “$50,000,000” with the figure “$100,000,000”.

3.       Conditions Precedent. This Second Amendment (other than Section 4 below) shall become effective on the date when each of the following conditions is satisfied (or waived in accordance with Section 10.1):

(a)     The Administrative Agent shall have received from Lenders constituting the Majority Lenders, the Borrower and each of the Subsidiary Guarantors counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Person.

(b)     At the time of and immediately after giving effect to this Second Amendment, (i) no Default shall have occurred and be continuing and (ii) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(c)     The Administrative Agent shall have received reasonably satisfactory evidence that the Borrower has consummated the Disposition of all or substantially all of the assets of, or Capital Stock issued by, NES and NES Management, exclusive, however, in any event, of any mineral interests owned by NES (or any Subsidiary that is its successor in interest or assignee).

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 10.1. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement and this Second Amendment for all purposes. For the avoidance of doubt, the consent and authorization provided in Section 4 below shall be effective as of the date hereof.

4.       Consent to NES Disposition. Notwithstanding the terms and conditions of Section 7.5, effective as of the date hereof, the Administrative Agent and the Majority Lenders hereby consent to the Disposition of all of the assets of, or Capital Stock issued by, NES, NES Management and NES Mississippi (collectively, the “NES Disposition”), whether occurring in one or more transactions, and the Majority Lenders hereby authorize the Administrative Agent to take any action reasonably requested by the Borrower having the effect of releasing any Collateral (and releasing or terminating any Liens on Collateral) and guarantee obligations as necessary or appropriate in furtherance of the consummation of the NES Disposition. The consent and authorization provided in this Section 4 shall expire if the NES Disposition has not been consummated on or before the ninetieth (90th) day following the date hereof, except that with respect to any mineral interests owned by NES and any real property owned by NES Mississippi (or in the case of each of NES and NES Mississippi, by any Subsidiary that is its successor in interest or assignee), such 90 day period shall be extended to 15 months after the date hereof.

5.       Miscellaneous.

(a)     Confirmation. The provisions of the Credit Agreement as amended by this Second Amendment shall remain in full force and effect following the effectiveness of this Second Amendment.

(b)     Ratification and Affirmation; Representations and Warranties. The Borrower and each Subsidiary Guarantor hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment:

         (i)     all of the representations and warranties made by it in each Loan Document to which it is a party are true and correct in all material respects (except those which have a materiality qualifier, which shall be true and correct as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date,

          (ii)     no Default or Event of Default has occurred and is continuing, and

          (iii)     no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(c)     Loan Document. This Second Amendment is a Loan Document.

(d)     Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(e)     NO ORAL AGREEMENT. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES.

(f)     GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(g)     Payment of Expenses. In accordance with Section 10.5, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of- pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(h)     Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

BORROWER:	NEWPARK RESOURCES, INC. By: /s/ Gregg Piontek Gregg Piontek Chief Financial Officer and Vice President

SUBSIDIARY GUARANTORS:	EXCALIBAR MINERALS LLC NEWPARK DRILLING FLUIDS LLC NEWPARK MATS & INTEGRATED SERVICES LLC
By: /s/ Gregg Piontek Gregg Piontek Vice President

Signature Page to Second Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender By: /s/ Preeti Yeung Name: Preeti Yeung Title: Authorized Officer

Signature Page to Second Amendment

BANK OF AMERICA, N.A., as a Lender By: /s/ Julie Castano Name: Julie Castano Title: SVP

Signature Page to Second Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Donald W. Herrick, Jr. Name: Donald W. Herrick, Jr. Title: Director

Signature Page to Second Amendment

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender By: /s/ Don Backer Name: Don Backer Title: SVP

Signature Page to Second Amendment

COMERICA BANK, as a Lender By: /s/ Bradley Kuhn Name: Bradley Kuhn Title: Officer

Signature Page to Second Amendment